EXHIBIT 21.1
                   SUBSIDIARIES OF REGISTRANT
               PROFFITT'S, INC. AND SUBSIDIARIES

     Name of Subsidiary                 State of Incorporation

Bergner Credit Corporation                   Delaware

Bergner Finance Corporation                  Delaware

Brody Brothers Dry Goods Company             North Carolina

Carson Pirie Scott & Co.                     Illinois

CPS Department Stores, Inc.                  Delaware

CPS Holding Co.                              Delaware

G.R. Herberger's, Inc.                       Delaware

Great Lakes Credit Corporation               Delaware

McRae's, Inc.                                Mississippi

McRae's of Alabama, Inc.                     Alabama

McRae's Stores Partnership, G.P.             Mississippi

National Bank of the Great Lakes             United States

P.A. Bergner & Co.                           Illinois

Parisian, Inc.                               Alabama

Proffitt's Credit Corporation                Nevada

Younkers Credit Corporation                  Delaware